                                                                     EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 2, 2004 in the Amendment No. 1 to the Registration Statement (File No. 333-120551) and related Prospectus of Claymore Securities Defined Portfolios, Series 204.



                                             /s/ Grant Thornton LLP
                                             -------------------------
                                             GRANT THORNTON LLP


Chicago, Illinois
December 2, 2004